As filed with the Securities and Exchange Commission on January 31, 2007
  Registration No. 333-126249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICHIP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	35701 (Primary Standard Industrial Classification Code Number)	98-0339467 (I.R.S. Employer Identification No.)

9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (905) 898-2646

2003 NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Telephone: 305.531.1174

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	60,000,000(1)	$0.026(2)	$1,560,000 (2)	$166.92 (2)

(1)
Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 22, 2003 (Registration No. 333-109870) and additional shares were registered subsequently by a Post-Effective Amendment filed with the Securities and Exchange Commission on December 12, 2003 and Post-Effective Amendments filed with the Securities and Exchange Commission on May 26, 2004, August 4, 2005, December 12, 2005, March 28, 2006, July 26, 2006 and November 3, 2006.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on January 31, 2007

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers 60,000,000 additional shares of common stock for issuance under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-109870) filed by the Registrant with the Securities and Exchange Commission on October 22, 2003 and amended by a Post-Effective Amendment filed by the registrant with the Securities and Exchange Commission on December 12, 2003 and Post-Effective Amendments filed with the Securities and Exchange Commission on May 26, 2004, August 4, 2005, December 12, 2005, March 28, 2006, July 26, 2006 and November 3, 2006. .

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on this 31st day of January 2007.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Marc Walther

Marc Walther
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities indicated and on the dates indicated.

/s/ Marc Walther
Marc Walther
President, Chief Executive Officer, Chairman
of the Board of Directors
January 31,2007

/s/ Edward Rutkowski
Edward Rutkowski
Director
January 31, 2007

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
5.01	Opinion of Joseph I. Emas, Esq.
10.01	2003 Non-Qualified Stock Option Plan
23.01	Consent of Williams & Webster P.S., Certified Public Accountants
23.02	Consent of Joseph I. Emas, Esq. (included in Exhibit 5.01)
24.01	Power of Attorney (set forth on the signature page)